Exhibit 99.1

COMPANY’S SUBSIDIARY LML PATENT CORP.
ADVISED INTER-PARTES REEXAMINATION GRANTED

VANCOUVER, BC, July 30, 2010 – On July 29, 2010, LML Payment Systems Inc. (the “Corporation”) (Nasdaq: LMLP) learned that the United States Patent and Trademark Office had posted a non-final office action on its public Patent Application Information Retrieval (“PAIR”) website regarding the inter-partes reexamination proceeding with respect to U.S. patent #RE40,220 (the “Patent”).   As of the close of business on July 29, 2010, the Corporation had not yet received formal notice from the USPTO regarding the issuance of the office action.  Pursuant to the office action, 16 of the Patent’s 104 claims are now subject to reexamination and have been rejected.

As disclosed in the Corporation’s Form 10-K for the year ended March 31, 2010, filed with the Securities and Exchange Commission on June 24, 2010, the inter-partes reexamination was requested by four of the defendants in the patent infringement lawsuit originally filed on November 19, 2008 by LML Patent Corp., a subsidiary of the Corporation,  in the U.S. District Court for the Eastern District of Texas against nineteen defendants in the United States alleging that the defendants infringe the Patent.

Further to the reexamination proceeding, the Corporation plans to file a response to this non-final office action with the USPTO in due course which may confirm, amend or add new claims as deemed appropriate.

“The incidence of patent re-examinations related to ongoing litigation is a defense tactic that is on the increase and, in our case, not unexpected. We believe our patents and the claims therein to be valid and will vigorously defend their validity in this re-examination proceeding or any court of law,” said Patrick H. Gaines, chief executive officer.

About LML Payment Systems Inc. (www.lmlpayment.com)

LML Payment Systems Inc., through its subsidiaries Beanstream Internet Commerce Inc. in Canada and LML Payment Systems Corp. in the U.S., is a leading provider of financial payment processing solutions for e-commerce and traditional businesses.  We provide credit card processing, online debit, electronic funds transfer, automated clearinghouse payment processing and authentication services, along with routing of selected transactions to third party processors and banks for authorization and settlement. Our intellectual property estate, owned by subsidiary LML Patent Corp., includes U.S. Patent No. RE40220, No. 6,354,491, No. 6,283,366, No. 6,164,528, and No. 5,484,988 all of which relate to electronic check processing methods and systems.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all passages containing verbs such as "aims," "anticipates," "estimates," "expects," "intends," "plans," "predicts," "projects" or "targets" or nouns corresponding to such verbs. Forward-looking statements also include any other passages that are primarily relevant to expected future events or that can only be evaluated by events that will occur in the future. Forward-looking statements are based on the opinions and estimates of the management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect the Corporation’s actual results include, among others, the impact, if any, of stock-based compensation charges, the potential failure to establish and maintain strategic relationships, inability to integrate recent and future acquisitions, inability to develop new products or product enhancements on a timely basis, inability to protect our proprietary rights or to operate without infringing the patents and proprietary rights of others, and quarterly and seasonal fluctuations in operating results. More information about factors that potentially could affect the Corporation’s financial results is included in the Corporation’s quarterly reports on Form 10-Q and our most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Except as required by law, the Corporation undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.

CONTACTS:

Patrick H. Gaines
CEO
(604) 689-4440

Investor Relations
(800) 888-2260